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                                                                     EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            THE SUMMIT NATIONAL BANK

                                       AND

                            CALIFORNIA SECURITY BANK

                           DATED AS OF MARCH 27, 1998




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                                TABLE OF CONTENTS
                                                                            PAGE

PREAMBLE.......................................................................4

ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER.....................................4

   1.1    MERGER...............................................................4
   1.2    TIME AND PLACE OF CLOSING............................................4
   1.3    EFFECTIVE TIME.......................................................5

ARTICLE 2 TERMS OF MERGER......................................................5

   2.1    CHARTER..............................................................5
   2.2    BYLAWS...............................................................5
   2.3    DIRECTORS AND OFFICERS...............................................5

ARTICLE 3 MANNER OF CONVERTING SHARES..........................................5

   3.1    CONVERSION OF SHARES.................................................5
   3.2    SHARES HELD BY CSB OR SUMMIT.........................................6
   3.3    DISSENTING SHAREHOLDERS..............................................6

ARTICLE 4 PAYMENT OF CASH......................................................6

   4.1    EXCHANGE PROCEDURES..................................................6
   4.2    RIGHTS OF FORMER CSB SHAREHOLDERS....................................7

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF CSB................................7

   5.1    ORGANIZATION, STANDING, AND POWER....................................8
   5.2    AUTHORITY OF CSB; NO BREACH BY AGREEMENT.............................8
   5.3    CAPITAL STOCK........................................................9
   5.4    CSB SUBSIDIARIES.....................................................9
   5.5    FINANCIAL STATEMENTS.................................................9
   5.6    ABSENCE OF UNDISCLOSED LIABILITIES...................................9
   5.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.................................9
   5.8    TAX MATTERS.........................................................10
   5.9    ALLOWANCE FOR POSSIBLE LOANS........................................11
   5.10   ASSETS..............................................................11
   5.11   INTELLECTUAL PROPERTY...............................................12
   5.12   ENVIRONMENTAL MATTERS...............................................12
   5.13   COMPLIANCE WITH LAWS................................................13
   5.14   LABOR RELATIONS.....................................................14
   5.15   EMPLOYEE BENEFIT PLANS..............................................14
   5.16   MATERIAL CONTRACTS..................................................16
   5.17   LEGAL PROCEEDINGS...................................................16
   5.18   REPORTS.............................................................17
   5.19   STATEMENTS TRUE AND CORRECT.........................................17
   5.20   CHARTER PROVISIONS..................................................17
   5.21   BOARD RECOMMENDATION................................................18
   5.22   Y2K.................................................................18

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF SUMMIT............................18

   6.1    ORGANIZATION, STANDING, AND POWER...................................18
   6.2    AUTHORITY OF SUMMIT; NO BREACH BY AGREEMENT.........................18




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   6.3    CAPITAL STOCK.......................................................19
   6.4    SEC FILINGS; FINANCIAL STATEMENTS...................................19
   6.5    ABSENCE OF UNDISCLOSED LIABILITIES..................................20
   6.6    ABSENCE OF CERTAIN CHANGES OR EVENTS................................20
   6.7    TAX MATTERS.........................................................20
   6.8    ALLOWANCE FOR POSSIBLE LOAN LOSSES..................................21
   6.9    ASSETS..............................................................22
   6.10   COMPLIANCE WITH LAWS................................................22
   6.11   LEGAL PROCEEDINGS...................................................23
   6.12   REPORTS.............................................................23
   6.13   STATEMENTS TRUE AND CORRECT.........................................24
   6.14   CHARTER PROVISIONS..................................................24
   6.15   BOARD RECOMMENDATION................................................24

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION............................25

   7.1    AFFIRMATIVE COVENANTS OF CSB........................................25
   7.2    NEGATIVE COVENANTS OF CSB...........................................25
   7.3    AFFIRMATIVE COVENANTS OF SUMMIT.....................................27
   7.4    ADVERSE CHANGES IN CONDITION........................................27
   7.5    REPORTS.............................................................27

ARTICLE 8 ADDITIONAL AGREEMENTS...............................................27

   8.1    PROXY STATEMENT; SHAREHOLDER APPROVAL...............................27
   8.2    APPLICATIONS........................................................28
   8.3    FILINGS WITH OCC AND STATE OFFICES..................................28
   8.4    AGREEMENT AS TO EFFORTS TO CONSUMMATE...............................28
   8.5    INVESTIGATION AND CONFIDENTIALITY...................................28
   8.6    PRESS RELEASES......................................................29
   8.7    CERTAIN ACTIONS.....................................................29
   8.8    CHARTER PROVISIONS..................................................30
   8.9    EMPLOYEE BENEFITS AND CONTRACTS.....................................30

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...................31

   9.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY.............................31
   9.2    CONDITIONS TO OBLIGATIONS OF SUMMIT.................................31
   9.3    CONDITIONS TO OBLIGATIONS OF CSB....................................33

ARTICLE 10  TERMINATION.......................................................34

   10.1   TERMINATION.........................................................34
   10.2   EFFECT OF TERMINATION...............................................35
   10.3   NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.......................35

ARTICLE 11 MISCELLANEOUS......................................................36

   11.1   DEFINITIONS.........................................................36
   11.2   EXPENSES............................................................44
   11.3   BROKERS AND FINDERS.................................................44
   11.4   ENTIRE AGREEMENT....................................................44
   11.5   AMENDMENTS..........................................................44
   11.6   WAIVERS.............................................................44
   11.7   ASSIGNMENT..........................................................45
   11.8   NOTICES.............................................................45
   11.9   GOVERNING LAW.......................................................46
   11.10  COUNTERPARTS........................................................46




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   11.11  CAPTIONS; ARTICLES AND SECTIONS.....................................46
   11.12  INTERPRETATIONS.....................................................46
   11.13  ENFORCEMENT OF AGREEMENT............................................46
   11.14  SEVERABILITY........................................................46



                                LIST OF EXHIBITS

EXHIBIT NUMBER      DESCRIPTION

     1.                  Matters as to which McCutchen, Doyle, Brown & Enersen,
                    LLP will opine (Section 9.2(d)).

     2.                  Form of Claims Letter (Section 9.2(e)).

     3.                  Form of CSB Director/Officer Support Agreement
                    (Section 9.2(f)).

     4.                  Form of Shareholder Support Agreement (Section 9.2(g)).

     5.                  Matters as to which Powell, Goldstein, Frazer & Murphy
                    LLP will opine (Section 9.3(d)).




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                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 27, 1998, by and between THE SUMMIT NATIONAL BANK, a national bank with its main office in Atlanta, Georgia ("SUMMIT"), and CALIFORNIA SECURITY BANK, a California state bank with its office in San Jose, California ("CSB").

                                    PREAMBLE

          The respective Boards of Directors of CSB and SUMMIT are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement. This Agreement provides for the merger of CSB with and into SUMMIT. At the effective time of such merger, the outstanding shares of the capital stock of CSB shall be converted into the right to receive cash.

          The transactions described in this Agreement are subject to the approvals of the shareholders of CSB, the shareholders of SUMMIT, the Office of Comptroller of the Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC"), and the California Department of Financial Institutions.

          Certain terms used in this Agreement are defined in Section 11.1.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

          1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, CSB shall be merged with and into SUMMIT in accordance with the provisions of Section 4901 of the California Financial Code and Section 4 of the National Bank Act (12 U.S.C. Section 215a-1) (the "Merger"). SUMMIT shall be the Surviving Bank resulting from the Merger and shall continue to be governed by the laws of the United States. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CSB and SUMMIT.

          1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. Eastern time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M. Eastern




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time), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

          1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Commissioner of Financial Institutions of the State of California, FDIC and the OCC (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date the shareholders of CSB have approved this Agreement to the extent such approval is required by applicable Law.

                                    ARTICLE 2
                                 TERMS OF MERGER

          2.1 CHARTER. The Articles of Incorporation of SUMMIT in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank until duly amended or repealed.

          2.2 BYLAWS. The Bylaws of SUMMIT in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until duly amended or repealed.

          2.3 DIRECTORS AND OFFICERS.

              (a) The directors of the Surviving Bank shall be the directors of SUMMIT immediately prior to the Effective Time, and such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

              (b) The executive officers of the Surviving Bank shall be the executive officers of SUMMIT immediately prior to the Effective Time, and such additional persons as may thereafter be elected. Such persons shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

          3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of SUMMIT, CSB, or the




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shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

              (a) Each share of capital stock of SUMMIT issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

              (b) Each share of CSB Common Stock (excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in as provided in Section 3.3) issued and outstanding immediately prior to the Effective Time, shall cease to be outstanding and shall be converted into and exchanged for the right to receive $0.030166 per share (the "Exchange Price"), subject to adjustment as provided in Section 9.2(i).

          3.2 SHARES HELD BY CSB OR SUMMIT. Each of the shares of CSB Common Stock held by any SUMMIT Entity, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          3.3 DISSENTING SHAREHOLDERS. Any holder of shares of CSB Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Chapter 13 of the California Corporation Code shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of Chapter 13 of the California Corporation Code and surrendered to CSB the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of CSB fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, SUMMIT shall issue and deliver the consideration to which such holder of shares of CSB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of CSB Common Stock held by him.

                                    ARTICLE 4
                                 PAYMENT OF CASH

          4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, SUMMIT and CSB shall cause the exchange agent selected by SUMMIT (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of CSB Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of CSB Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of CSB Common Stock represented by Certificates that are not registered in the transfer records of CSB, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates




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representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as SUMMIT and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of CSB Common Stock (other than shares to be canceled pursuant to Section 3.2 or as to which statutory dissenters' rights have been perfected as provided in Section 3.3) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2.
SUMMIT shall not be obligated to deliver the consideration to which any former holder of CSB Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4. 1. Any other provision of this Agreement notwithstanding, neither SUMMIT nor the Exchange Agent shall be liable to a holder of CSB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of CSB shall constitute ratification of the appointment of the Exchange Agent.

          4.2 RIGHTS OF FORMER CSB SHAREHOLDERS. At the Effective Time, the stock transfer books of CSB shall be closed as to holders of CSB Common Stock immediately prior to the Effective Time and no transfer of CSB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4. 1, each Certificate theretofore representing shares of CSB Common Stock (other than shares to be canceled pursuant to Sections 3.2 and 3.3) shall, from and after the Effective Time, represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 in exchange therefor, subject, however, to the Surviving Bank's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by CSB in respect of such shares of CSB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time.




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                                    ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF CSB

          CSB hereby represents and warrants to SUMMIT as follows:

          5.1 ORGANIZATION, STANDING, AND POWER. CSB is a bank duly organized, validly existing, and in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. The minute book and other organizational documents for CSB have been made available to SUMMIT for its review and, except as disclosed in Section 5.1 of the CSB Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

          5.2 AUTHORITY OF CSB; NO BREACH BY AGREEMENT.

              (a) CSB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CSB, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of CSB Common Stock, which is the only vote required for approval of this Agreement and consummation of the Merger by CSB. Subject to such requisite shareholder approval and the approval of the Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of CSB, enforceable against CSB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              (b) Neither the execution and delivery of this Agreement by CSB, nor the consummation by CSB of the transactions contemplated hereby, nor compliance by CSB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CSB's Articles of Incorporation or Bylaws or any resolution adopted by the Board of Directors or the shareholders of CSB, or (ii) except as disclosed in Section 5.2 of the CSB Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien of CSB under, any Contract or Permit of CSB, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to CSB or any of its material Assets (including any SUMMIT Entity or CSB becoming subject to or liable for the payment of any Tax or any of the Assets owned by any SUMMIT Entity or CSB being reassessed or revalued by any Taxing authority).

              (c) Other than in connection or compliance with the provisions of applicable state and federal banking laws, and other than Consents required from Regulatory Authorities,




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and other than notices to or filings with the Internal Revenue Service or the
Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CSB of the Merger and the other transactions contemplated in this Agreement.

          5.3 CAPITAL STOCK.

              (a) The authorized capital stock of CSB consists of 300,000,000 shares of CSB Common Stock, of which 198,896,589 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of CSB are duly and validly issued and outstanding and are fully paid and nonassessable under the California Financial Code. None of the outstanding shares of capital stock of CSB has been issued in violation of any preemptive rights of the current or past shareholders of CSB.

              (b) Except as set forth in Section 5.3(a), or as disclosed in
Section 5.3(b) of the CSB Disclosure Memorandum, there are no shares of capital stock or other equity securities of CSB outstanding and no outstanding Equity Rights relating to the capital stock of CSB.

          5.4 CSB SUBSIDIARIES. CSB has no Subsidiaries.

          5.5 FINANCIAL STATEMENTS. Each of the CSB Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the financial position of CSB as at the respective dates and the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          5.6 ABSENCE OF UNDISCLOSED LIABILITIES. CSB has nO Liabilities that are reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect, except Liabilities which are accrued or reserved against in the balance sheet of CSB as of December 31, 1997, included in the CSB Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. CSB has not incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

          5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the CSB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the CSB Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the




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

aggregate, a CSB Material Adverse Effect, and (ii) CSB has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CSB provided in Article 7.

          5.8 TAX MATTERS.

              (a) All Tax Returns required to be filed by or on behalf of CSB have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year-end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a CSB Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a CSB Material Adverse Effect, except as reserved against in the CSB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the CSB Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of CSB, except for any such Liens which are not reasonably likely to have a CSB Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

              (b) CSB has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

              (c) The provision for any Taxes due or to become due for CSB for the period or periods through and including the date of the respective CSB Financial Statements that has been made and is reflected on such CSB Financial Statements is sufficient to cover all such Taxes.

              (d) Deferred Taxes of CSB have been provided for in accordance with GAAP.

              (e) Except as disclosed in Section 5.8 of the CSB Disclosure Memorandum, CSB is not a party to any Tax allocation or sharing agreement, and CSB has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was CSB) or has any Liability for Taxes of any Person (other than CSB) under Treasury Regulation
Section 1. 1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

              (f) CSB is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all




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

applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect.

              (g) Except as disclosed in Section 5.8 of the CSB Disclosure Memorandum, CSB has not made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

              (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of CSB that occurred during or after any Taxable Period in which CSB incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

              (i) CSB does not have or has not had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

              (j) All material elections with respect to Taxes affecting CSB have been or will be timely made.

          5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the balance sheets of CSB included in the most recent CSB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of CSB included in the CSB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of CSB and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CSB as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a CSB Material Adverse Effect.

          5.10 ASSETS.

              (a) Except as disclosed in Section 5.10 of the CSB Disclosure Memorandum or as disclosed or reserved against in the CSB Financial Statements delivered prior to the date of this Agreement, CSB has good and marketable title, free and clear of all Liens, to all of its Assets, except for any such Liens or other defects of title which are not reasonably likely to have a CSB Material Adverse Effect. All tangible properties used in the business of CSB are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CSB's past practices.




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

              (b) All Assets which are material to CSB's business held under leases or subleases by CSB, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

              (c) CSB currently maintains insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. CSB has not received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts pending under such policies of insurance and no notices of claims in excess of such amounts have been given by CSB under such policies.

              (d) The Assets of CSB includes all Assets required to operate the business of CSB as presently conducted.

          5.11 INTELLECTUAL PROPERTY. CSB owns or has a license to use all of the Intellectual Property used by CSB in the course of its business. CSB is the owner of or has a license to any Intellectual Property sold or licensed to a third party by CSB in connection with CSB's business operations, and CSB has the right to convey by sale or license any Intellectual Property so conveyed. CSB is not in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of CSB threatened, which challenge the rights of CSB with respect to Intellectual Property used, sold or licensed by CSB in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of CSB does not infringe upon any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the CSB Disclosure Memorandum, CSB is not obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 5.11 of the CSB Disclosure Memorandum, no officer, director or employee of CSB is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including CSB.

          5.12 ENVIRONMENTAL MATTERS.

              (a) Except as disclosed in Section 5.12 of the CSB Disclosure Memorandum, to the Knowledge of CSB, CSB, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect.

              (b) There is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which CSB or any of its Operating

Properties or Participation Facilities (or CSB in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by CSB or any of its Operating Properties or Participation Facilities or any neighboring property, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect.

              (c) Except as disclosed in Section 5.12 of the CSB Disclosure Memorandum, during the period of (i) CSB's ownership or operation of its current Assets, (ii) CSB's participation in the management of any Participation Facility, or (iii) CSB's holding of a security interest in an Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect. Except as disclosed in Section
5.12 of the CSB Disclosure Memorandum, prior to the period of (i) CSB's ownership or operation of any its respective current properties, (ii) CSB's participation in the management of any Participation Facility, or (iii) CSB's holding of a security interest in an Operating Property, to the Knowledge of CSB, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect.

          5.13 COMPLIANCE WITH LAWS. CSB is duly registered as a state bank in the State of California, and its deposits are insured by FDIC. CSB has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect. Except as disclosed in Section 5.13 of the CSB Disclosure Memorandum, CSB:

              (a) is not in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

              (b) is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect; or

              (c) since January 1, 1995, has not received any notification or communication, other than the CSB Cease and Desist Orders, from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that CSB is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect, or
(iii) requiring CSB to enter into or consent to the issuance of a cease-and-desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to SUMMIT.

          5.14 LABOR RELATIONS. CSB is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is CSB a party to any collective bargaining agreement, nor is there any strike or other labor dispute involving CSB, pending or threatened, nor to the Knowledge of CSB is there any activity involving any CSB employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          5.15 EMPLOYEE BENEFIT PLANS.

              (a) CSB has disclosed in Section 5.15 of the CSB Disclosure Memorandum, and has delivered or made available to SUMMIT prior to the execution of this Agreement, copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CSB or any ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries, and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CSB Benefit Plans"). Any of the CSB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CSB ERISA Plan." Each CSB ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "CSB Pension Plan." No CSB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

              (b) All CSB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect. Each CSB ERISA Plan which is intended to be qualified under Section 401(a) of the

Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and CSB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of CSB, CSB has not engaged in a transaction with respect to any CSB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject CSB to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect.

              (c) No CSB Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any CSB Pension Plan, (ii) no change in the actuarial assumptions with respect to any CSB Pension Plan, and (iii) no increase in benefits under any CSB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect or materially adversely affect the funding status of any such plan. No CSB Pension Plan or any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by CSB, or the single-employer plan of any entity which is considered one employer with CSB under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a CSB Material Adverse Effect. CSB has not provided, nor is it required to provide, security to a CSB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401 (a)(29) of the Internal Revenue Code.

              (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by CSB with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a CSB Material Adverse Effect. CSB has not incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a CSB Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for CSB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

              (e) Except as disclosed in Section 5.15 of the CSB Disclosure Memorandum, CSB has no Liability for retiree health and life benefits under any of the CSB Benefit Plans and there are no restrictions on the rights of CSB to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a CSB Material Adverse Effect.

              (f) Except as disclosed in Section 5.15 of the CSB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director, officer or any employee of CSB from CSB under any CSB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CSB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

              (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of CSB and its beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the CSB Financial Statements to the extent required by and in accordance with GAAP.

          5.16 MATERIAL CONTRACTS. Except as disclosed in Section 5.16 of the CSB Disclosure Memorandum or otherwise reflected in the CSB Financial Statements, neither CSB nor any of its Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000,
(ii) any Contract relating to the borrowing of money by CSB or the guarantee by CSB of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables), (iii) any Contract which prohibits or restricts CSB from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract relating to the provision of data processing, network communication, or other technical services to or by CSB, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by CSB with the SEC (assuming CSB were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5. 10 and 5.15(a), the "CSB Contracts"). With respect to each CSB Contract and except as disclosed in
Section 5.16 of the CSB Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) CSB is not in Default thereunder, (iii) CSB has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of CSB, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of CSB for money borrowed is prepayable at any time by CSB without penalty or premium.

          5.17 LEGAL PROCEEDINGS. Except as disclosed in the CSB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of CSB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against CSB, or against any director, employee or employee benefit plan of CSB, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against CSB that are reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect.
Section 5.17 of the CSB Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which CSB is a party and which names CSB as a defendant or cross-defendant or for which CSB has any potential Liability.

          5.18 REPORTS. Since January 1, 1995, to the best Knowledge of members of CSB's current management, CSB has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          5.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by CSB or any Affiliate thereof to SUMMIT pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CSB or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CSB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by CSB or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that CSB or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          5.20 CHARTER PROVISIONS. CSB has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments.

          5.21 BOARD RECOMMENDATION. The Board of Directors of CSB, at a meeting duly called and held or by written consent, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of CSB Common Stock approve this Agreement.

          5.22 Y2K. CSB is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for Year 2000 data processing and other operations. Section 5.22 of the CSB Disclosure Memorandum sets forth a summary of the steps taken to ensure such compliance.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

          SUMMIT hereby represents and warrants to CSB as follows:

          6.1 ORGANIZATION, STANDING, AND POWER. SUMMIT is a national bank duly organized, validly existing, and in good standing under the Laws of the United States and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. SUMMIT is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect. SUMMIT is a wholly-owned Subsidiary of Summit Bank Corporation.

          6.2 AUTHORITY OF SUMMIT; NO BREACH BY AGREEMENT.

              (a) SUMMIT has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SUMMIT, subject to the approval of its sole shareholder, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by SUMMIT. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of SUMMIT, enforceable against SUMMIT in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

              (b) Neither the execution and delivery of this Agreement by SUMMIT, nor the consummation by SUMMIT of the transactions contemplated hereby, nor compliance by SUMMIT with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of SUMMIT's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any SUMMIT Entity or any resolution adopted by the board of directors or the shareholders of any SUMMIT Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any SUMMIT Entity under, any Contract or Permit of any SUMMIT Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any SUMMIT Entity or any of their respective material Assets (including any SUMMIT Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any SUMMIT Entity being reassessed or revalued by any Taxing authority).

              (c) Other than in connection or compliance with the provisions of applicable federal and state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by SUMMIT of the Merger and the other transactions contemplated in this Agreement.

          6.3 CAPITAL STOCK.

              (a) The authorized capital stock of SUMMIT consists of (i) 100,000,000 shares of SUMMIT Common Stock, of which 1,690,124 shares are issued and outstanding as of February 23, 1998. All of the issued and outstanding shares of SUMMIT Capital Stock are duly and validly issued and outstanding and fully paid and nonassessable under the National Bank Act, except to the extent provided for in 12 U.S.C. Section 55. None of the outstanding shares of SUMMIT Capital Stock has been issued in violation of any preemptive rights of the current or past shareholders of SUMMIT.

          6.4 SEC FILINGS; FINANCIAL STATEMENTS.

              (a) SUMMIT has timely filed and made available to CSB all SEC Documents required to be filed by any SUMMIT Entity since December 31, 1993 (the "SUMMIT SEC Reports"). The SUMMIT SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this

Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SUMMIT SEC Reports or necessary in order to make the statements in such SUMMIT SEC Reports, in light of the circumstances under which they were made, not misleading. No SUMMIT Subsidiary is required to file any SEC Documents.

              (b) Each of the SUMMIT Financial Statements (including, in each case, any related notes) contained in the SUMMIT SEC Reports, including any SUMMIT SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of SUMMIT and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          6.5 ABSENCE OF UNDISCLOSED LIABILITIES. No SUMMIT Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheet of SUMMIT as of December 31, 1997, included in the SUMMIT Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No SUMMIT Entity has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

          6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the SUMMIT Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.6 of the SUMMIT Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect, and (ii) the SUMMIT Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of SUMMIT provided in Article 7.

          6.7 TAX MATTERS.

              (a) All Tax Returns required to be filed by or on behalf of any of the SUMMIT Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a SUMMIT Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a SUMMIT Material Adverse Effect, except as reserved against in the SUMMIT Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the SUMMIT Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the SUMMIT Entities, except for any such Liens which are not reasonably likely to have a SUMMIT Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

              (b) None of the SUMMIT Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

              (c) The provision for any Taxes due or to become due for any of the SUMMIT Entities for the period or periods through and including the date of the respective SUMMIT Financial Statements that has been made and is reflected on such SUMMIT Financial Statements is sufficient to cover all such Taxes.

              (d) Deferred Taxes of the SUMMIT Entities have been provided for in accordance with GAAP.

              (e) Each of the SUMMIT Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect.

              (f) All material elections with respect to Taxes affecting the SUMMIT Entities have been or will be timely made.

          6.8 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The Allowance shown on the consolidated balance sheets of SUMMIT included in the most recent SUMMIT Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of SUMMIT included in the SUMMIT Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the SUMMIT Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the SUMMIT Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a SUMMIT Material Adverse Effect.

          6.9 ASSETS.

              (a) Except as disclosed in Section 6.9 of the SUMMIT Disclosure Memorandum or as disclosed or reserved against in the SUMMIT Financial Statements delivered prior to the date of this Agreement, the SUMMIT Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a SUMMIT Material Adverse Effect. All tangible properties used in the businesses of the SUMMIT Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with SUMMIT's past practices.

              (b) All Assets which are material to SUMMIT's business on a consolidated basis, held under leases or subleases by any of the SUMMIT Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

              (c) The SUMMIT Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the SUMMIT Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any SUMMIT Entity under such policies.

              (d) The Assets of the SUMMIT Entities include all Assets required to operate the business of the SUMMIT Entities as presently conducted.

          6.10 COMPLIANCE WITH LAWS. SUMMIT is a national bank and its deposits are insured by FDIC. Each SUMMIT Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect. Except as disclosed in Section 6.10 of the SUMMIT Disclosure Memorandum, none of the SUMMIT Entities:

              (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

              (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect; or

              (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any SUMMIT Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect, or (iii) requiring any SUMMIT Entity to enter into or consent to the issuance of a cease-and-desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to CSB.

          6.11 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Summit, threatened (or unasserted but considered probable of assertion) and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any Summit Entity, or against any director, employee or employee benefit plan of any Summit Entity, or against any Asset, interest, or right of any of them, that is reasonably like to have, individually or in the aggregate, a Summit Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any Summit Entity that are reasonably likely to have, individually or in the aggregate, a Summit Material Adverse Effect.
Section 6.11 of the Summit Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Summit Entity is a party and which names a Summit Entity as a defendant or cross-defendant or for which any Summit Entity has any potential Liability.

          6.12 REPORTS. Since January 1, 1994, or the date of organization if later, each SUMMIT Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a SUMMIT Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          6.13 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any SUMMIT Entity or any Affiliate thereof to CSB pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any SUMMIT Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CSB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any SUMMIT Entity or any Affiliate thereof with any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any SUMMIT Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          6.14 CHARTER PROVISIONS. Each SUMMIT Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any SUMMIT Entity or restrict or impair the ability of SUMMIT or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any SUMMIT Entity that may be directly or indirectly acquired or controlled by them.

          6.15 BOARD RECOMMENDATION. The Board of Directors of SUMMIT, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the sole shareholder of the shares of SUMMIT Common Stock approve this Agreement.

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

          7.1 AFFIRMATIVE COVENANTS OF CSB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of SUMMIT shall have been obtained, and except as otherwise expressly contemplated herein, CSB shall (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

          7.2 NEGATIVE COVENANTS OF CSB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of SUMMIT shall have been obtained, and except as otherwise expressly contemplated herein, CSB covenants and agrees that it will not do or agree or commit to do any of the following:

              (a) amend the Articles of Incorporation, Bylaws or other governing instruments of CSB; or

              (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $5,000 except in the ordinary course of the business of CSB consistent with past practices (which shall include the creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of CSB of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the CSB Disclosure Memorandum); or

              (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of CSB, or declare or pay any dividend or make any other distribution in respect of CSB's capital stock; or

              (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the CSB Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CSB Common Stock or any stock appreciation rights, or any option, warrant, or other Equity Right; or

              (e) adjust, split, combine or reclassify any capital stock of CSB or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CSB Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration; or

              (f) make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures in the ordinary course of business; or

              (g) grant any increase in compensation or benefits to the employees or officers of CSB, except in accordance with past practice specifically disclosed in Section 7.2(g) of the CSB Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the CSB Disclosure Memorandum; and enter into or amend any severance agreements with officers of any CSB Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any CSB Entity except in accordance with past practice disclosed in Section 7.2(g) of the CSB Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

              (h) enter into or amend any employment Contract between CSB and any Person having a term of more than one year or a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that CSB does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

              (i) adopt any new employee benefit plan of CSB or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of CSB other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

              (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

              (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the CSB Disclosure Memorandum, settle any Litigation involving any Liability of CSB for material money damages or restrictions upon the operations of CSB; or

              (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $5,000) or waive, release, compromise or assign any material rights or claims.

          7.3 AFFIRMATIVE COVENANTS OF SUMMIT. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of CSB shall have been obtained, and except as otherwise expressly contemplated herein, SUMMIT shall (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

          7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect or a SUMMIT Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

          7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

          8.1 PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, CSB shall call a Shareholders Meeting, to be held as soon as reasonably practicable, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) CSB shall prepare a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of CSB shall recommend to its respective shareholders the approval of the matters submitted for approval (subject to the Board of Directors of CSB, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to CSB's shareholders under applicable law), and (iv) the Board of Directors and officers of CSB shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of CSB, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to CSB's shareholders under applicable law). SUMMIT and CSB shall make all necessary filings with respect to the Merger under the Securities Laws.

          8.2 APPLICATIONS. SUMMIT shall promptly prepare and file, and CSB shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

          8.3 FILINGS WITH OCC AND STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, SUMMIT shall execute and file the Certificate of Merger with the OCC , FDIC and the Commissioner of Financial Institutions of the State of California in connection with the Closing.

          8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9, provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          8.5 INVESTIGATION AND CONFIDENTIALITY.

              (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

              (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

              (c) Each Party shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

              (d) Each Party agrees to give the other Party prompt notice after any determination by it of any fact or occurrence relating to either Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of either Party or which has had or is reasonably likely to have a CSB Material Adverse Effect or a SUMMIT Material Adverse Effect, as applicable.

          8.6 PRESS RELEASES. Prior to the Effective Time, CSB and SUMMIT shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

          8.7 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, (a) neither CSB nor any Affiliate thereof nor any Representatives thereof retained by CSB or SUMMIT entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of CSB, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to CSB's shareholders under applicable law, neither CSB nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but CSB may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof, and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. CSB shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

          8.8 CHARTER PROVISIONS. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of such Party or any of its Subsidiaries.

          8.9 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, SUMMIT shall either (i) continue to provide to officers and employees of CSB employee benefits under CSB's existing employee benefit and welfare plans or,
(ii) if SUMMIT shall determine to provide to officers and employees of CSB employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of CSB employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the SUMMIT Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under SUMMIT's employee benefit plans,
(i) service under any qualified defined benefit plan of CSB shall be treated as service under SUMMIT's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of CSB shall be treated as service under SUMMIT's qualified defined contribution plans, and (iii) service under any other employee benefit plans of CSB shall be treated as service under any similar employee benefit plans maintained by SUMMIT. With respect to officers and employees of CSB who, at or after the Effective Time, become employees of a SUMMIT Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by CSB, SUMMIT shall cause each comparable employee welfare benefit plan which is substituted for a CSB welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans.

                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

          9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

              (a) SHAREHOLDER APPROVAL. The shareholders of CSB and of SUMMIT shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

              (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

              (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a CSB Material Adverse Effect or a SUMMIT Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

              (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          9.2 CONDITIONS TO OBLIGATIONS OF SUMMIT. The obligations of SUMMIT to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by SUMMIT pursuant to Section 11.6(a):

              (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of CSB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Section 5.20 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of CSB set forth in this Agreement (including the representations and warranties set forth in Sections
5.3 and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a CSB Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

              (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of CSB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

              (c) CERTIFICATES. CSB shall have delivered to SUMMIT (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that, to the best of their Knowledge, the conditions set forth in Section 9.1 as relates to CSB and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by CSB's Board of Directors and shareholders evidencing the taking of all corporate action. necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as SUMMIT and its counsel shall request.

              (d) OPINION OF COUNSEL. SUMMIT shall have received an opinion of McCutchen, Doyle, Brown & Enersen, LLP, counsel to CSB, dated as of the Closing, in form reasonably satisfactory to SUMMIT, as to the matters set forth in
Exhibit 1.

              (e) CLAIMS LETTERS. Each of the directors and officers of CSB shall have executed and delivered to SUMMIT letters in substantially the form of
Exhibit 2.

              (f) SUPPORT AGREEMENTS. Each of the directors and executive officers of CSB shall have executed and delivered to SUMMIT agreements in substantially the form of Exhibit 3.

              (a) SHAREHOLDER AGREEMENT. Dr. Hendra Rahardja shall have executed and delivered to SUMMIT an agreement substantially in the form of Exhibit 4, contemporaneously with the execution of this Agreement.

              (b) TAX RETURN. CSB shall have filed its federal income tax return for the period ended December 31, 1997.

              (c) RESOLUTION OF SBA/INGOLF MATTER. CSB has disclosed to Summit potential loss contingencies with respect to the InGolf and Bressler loans. Summit hereby agrees to absorb all loss contingencies in and with respect to the Bressler and InGolf matters other than a potential claim by SBA for return of the $580,000 guaranty payment previously made by SBA to CSB. Accordingly, Summit hereby agrees that it waives its right to terminate the agreement set forth in
Section 10.1(f) hereof by virtue of the disclosures heretofore made by CSB to Summit in connection with those matters, other than a possible claim by SBA with respect to the $580,000 guaranty.

          9.3 CONDITIONS TO OBLIGATIONS OF CSB. The obligations of CSB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CSB pursuant to Section 11.6(b):

              (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of SUMMIT set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of SUMMIT set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a SUMMIT Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

              (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of SUMMIT to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

              (c) CERTIFICATES. SUMMIT shall have delivered to CSB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that, to the best of their Knowledge, the conditions set forth in Section 9.1 as relates to SUMMIT and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by SUMMIT's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CSB and its counsel shall request.

              (d) OPINION OF COUNSEL. CSB shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to SUMMIT, dated as of the Effective Time, in form reasonably acceptable to CSB, as to the matters set forth in Exhibit 5.

                                   ARTICLE 10
                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of CSB and SUMMIT or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time.

              (a) By mutual consent of SUMMIT and CSB; or

              (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a CSB Material Adverse Effect or a SUMMIT Material Adverse Effect, as applicable, on the breaching Party; or

              (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

              (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of CSB fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

              (e) By either Party in the event that the Merger shall not have been consummated by September 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(e); or

              (f) By the Board of Directors of SUMMIT, at any time within seven
(7) calendar days after receipt of the CSB Disclosure Memorandum, without any Liability if it determines in its reasonable good faith judgment that, except as set forth in Section 9.2(i) hereof, the Asset quality of CSB, the status of litigation involving CSB (or any other liability or undisclosed contingency of CSB), or any information in the CSB Disclosure Memorandum, are materially less favorable to Summit other than as set forth in materials previously disclosed or provided to Summit by CSB; or,

              (g) By the Board of Directors of CSB, at any time within seven (7) days after receipt of the SUMMIT Disclosure Memorandum, without any Liability if it determines in its reasonable good faith judgment that, based upon the information in the Summit Disclosure Memorandum, Summit is reasonably likely to fail to be able to consummate this transaction.

         10.2 EFFECT OF TERMINATION.

              (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and
Section 8.5(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

              (b) If (i) this Agreement is terminated by SUMMIT pursuant to Sections 10.1(b), (c) or (d)(ii), as a result of a willful act or omission by CSB, and if CSB enters into an agreement to be acquired by a third party within six months of the date thereof, CSB shall reimburse SUMMIT for its expenses in connection with this transaction in an amount equal to the greater of $100,000 or the documented amount of reasonable expenses hereunder.

              (c) If this Agreement is terminated by CSB pursuant to Sections 10.1(b), (c) or (d)(ii), as a result of a willful act or omission by SUMMIT, and if SUMMIT enters into an agreement to acquire or merge with another institution in California within six months of the date hereof, SUMMIT shall reimburse CSB for its expenses in connection with this proposed transaction in an amount equal to the greater of $100,000 or the documented amount of reasonable expenses hereunder.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 DEFINITIONS.

              (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

              "1933 ACT" shall mean the Securities Act of 1933, as amended.

              "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

              "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

              "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person (including an equity interest in the surviving corporation in any merger between a Party and a third party); or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

              "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

              "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

              "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by SUMMIT and filed with the Commissioner of Financial Institutions of the State of California, the FDIC, and the OCC relating to the Merger as contemplated by Section 1.1 and Section 8.3.

              "CLOSING DATE" shall mean the date on which the Closing occurs.

              "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

              "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

              "CSB" shall mean California Security Bank.

              "CSB CEASE AND DESIST ORDERS" shall mean both the Order to Cease and Desist issued by the FDIC dated March 2, 1995, and the Order under Financial Code Section 1913 dated January 31, 1997, issued by the California State Banking Department (now known as the Department of Financial Institutions).

              "CSB COMMON STOCK" shall mean the no par value common stock of CSB.

              "CSB DISCLOSURE MEMORANDUM" shall mean the written information entitled "California Security Bank Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on April 10, 1998 to SUMMIT describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

              "CSB FINANCIAL STATEMENTS" shall mean (i) the balance sheets (including related notes and schedules, if any) of CSB as of December 31, 1997 and December 31, 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any, for each of the three fiscal years ended December 31, 1997, 1996 and 1995, and (ii) the balance sheets of CSB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1997.

              "CSB MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of CSB, or (ii) the ability of CSB to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, and (c) actions and omissions of CSB taken with the prior informed written Consent of SUMMIT in contemplation of the transactions contemplated hereby.

              "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

              "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

              "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "EXHIBITS" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

              "FDIC" shall mean Federal Deposit Insurance Corporation.

              "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

              "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

              "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

              "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

              "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person.

              "LAW" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

              "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

              "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than
       (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

              "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

              "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

              "OCC" shall mean the Office of the Comptroller of the Currency.

              "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

              "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

              "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

              "PARTY" shall mean either CSB or SUMMIT, and "PARTIES" shall mean both CSB and SUMMIT.

              "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

              "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

              "PROXY STATEMENT" shall mean the proxy statement used by CSB to solicit the approval of its respective shareholders of the transactions contemplated by this Agreement or an information statement in lieu of a proxy statement if CSB elects not to solicit proxies.

              "REGULATORY AUTHORITIES" shall mean, collectively, the OCC, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the FDIC, the California Department of Banking, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

              "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

              "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

              "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

              "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of CSB to be held pursuant to Section 8. 1, including any adjournment or adjournments thereof.

              "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

              "SUMMIT CAPITAL STOCK" shall mean, collectively, the SUMMIT Common Stock and any other class or series of capital stock of SUMMIT.

              "SUMMIT COMMON STOCK" shall mean the $100.00 par value common stock of SUMMIT.

              "SUMMIT DISCLOSURE MEMORANDUM" shall mean the written information entitled "Summit Financial Corporation Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on April 10, 1998 to CSB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

              "SUMMIT ENTITIES" shall mean, collectively, Summit Bank Corporation, SUMMIT, and all SUMMIT Subsidiaries.

              "SUMMIT FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Summit Bank Corporation as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, and (ii) the consolidated statements of condition of Summit Bank Corporation (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1997.

              "SUMMIT MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Summit Bank Corporation, taken as a whole, or (ii) the ability of SUMMIT to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, and (c) actions and omissions of SUMMIT (or any of its Subsidiaries) taken with the prior informed written Consent of CSB in contemplation of the transactions contemplated hereby.

              "SUMMIT SUBSIDIARIES" shall mean the Subsidiaries of SUMMIT, which shall include the SUMMIT Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of SUMMIT in the future and held as a Subsidiary by SUMMIT at the Effective Time.

              "SURVIVING BANK" shall mean SUMMIT as the Surviving Bank resulting from the Merger.

              "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

              "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

              (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Allowance                                   Section 5.9
                  Certificates                                Section 4.1
                  Closing                                     Section 1.2
                  CSB Benefit Plans                           Section 5.15(a)
                  CSB Contracts                               Section 5.16
                  CSB ERISA Plan                              Section 5.15(a)
                  CSB Pension Plan                            Section 5.15(a)
                  Effective Time                              Section 1.3
                  ERISA Affiliate                             Section 5.15(c)
                  Exchange Agent                              Section 4.1
                  Merger                                      Section 1.1
                  SUMMIT Benefit Plans                        Section 6.15(a)
                  SUMMIT Contracts                            Section 6.16
                  SUMMIT ERISA Plan                           Section 6.15(a)
                  SUMMIT Pension Plan                         Section 6.15(a)

              (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 EXPENSES.

              (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

              (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 BROKERS AND FINDERS. CSB represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of CSB Common Stock, there shall be made no amendment that requires further approval by such shareholders without the further approval of such shareholders.

         11.6 WAIVERS.

              (a) Prior to or at the Effective Time, SUMMIT, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CSB, to waive or extend the time for the compliance or fulfillment by CSB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SUMMIT under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SUMMIT.




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

              (b) Prior to or at the Effective Time, CSB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by SUMMIT, to waive or extend the time for the compliance or fulfillment by SUMMIT of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CSB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CSB.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         CSB:                     California Security Bank
                                  1694 Tully Road
                                  San Jose, California 95122
                                  Telecopy Number: (408) 238-0814

                                  Attention:  Owen J. Erickson

         Copy to counsel:         McCutchen, Doyle, Brown & Enersen, LLP
                                  Three Embarcadero Center
                                  San Francisco, California 94111-4067
                                  Telecopy Number:  (415) 393-2286

                                  Attention:  Thomas G. Reddy, Esq.

         SUMMIT:                  The Summit National Bank
                                  4360 Chamblee Dunwoody Road
                                  Atlanta, Georgia 30341
                                  Telecopy Number: (770) 458-7818

                                  Attention:  Gary McClung

         Copy to Counsel:         Powell, Goldstein, Frazer & Murphy LLP
                                  Sixteenth Floor
                                  191 Peachtree Street, N.E.
                                  Atlanta, Georgia 30303
                                  Telecopy Number: (404) 572-5958

                                  Attention:  Walter G. Moeling, IV, Esq.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the United States and the State of Georgia without regard to any applicable conflicts of Laws.

         11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

         11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.






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

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                   THE SUMMIT NATIONAL BANK


                                   By: /s/ Pin Pin Chau
                                      ------------------------------------------
                                       President


                                   By: /s/ Gary K. McClung
                                      ------------------------------------------
                                       Secretary



                                   CALIFORNIA SECURITY BANK


                                   By: /s/ Owen Erickson
                                      ------------------------------------------
                                       President

                                   By: /s/ Emma Koh
                                      ------------------------------------------
                                       Secretary





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